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                                                                 EXHIBIT 3.11

Form BCA-2.10                              ARTICLES OF INCORPORATION
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(Rev. Jan. 1991)
                                                                                       SUBMIT IN DUPLICATE
George H. Ryan
Secretary of State                               FILED                PAID           --------------------------
Department of Business Services                                                        This space for use by
Springfield, IL 62756                         JAN 21 1992          JAN 22 1992           Secretary of State
Telephone (217) 782-6961
------------------------------------         GEORGE H. RYAN                          Date   1-21-92
Payment must be made by certified          SECRETARY OF STATE                        Franchise Tax         $ 25
check, cashier's check, Illinois                                                     Filing Fee            $ 75
attorney's check, Illinois C.P.A's                                                   Approved [ILLEGIBLE]   100
check or money order, payable to
"Secretary of State."
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

1.  CORPORATE NAME:  ERO Marketing, Inc.
                     -----------------------------------------------------------

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    (The corporate name must contain the word "corporation", "company",
    "incorporated", "limited", or an abbreviation thereof.)

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2.  Initial Registered Agent:  Robert              J.             Lipsig
                               -------------------------------------------------
                               First Name     Middle Initial      Last Name

    Initial Registered Office: 8130 North Lehigh
                               -------------------------------------------------
                               Number               Street            Suite #

                               Morton Grove         60053-2614        Cook
                               -------------------------------------------------
                               City                 Zip Code          County

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3.  Purpose or purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

    To transact any or all lawful activities and businesses which are authorized by the Illinois Business Corporation Act of 1983, and to purchase or otherwise acquire, hold, use, own, mortgage, sell, convey, lease or otherwise dispose of and deal in real and personal property of every class and description or any interest therein.

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4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

                Par Value     Number of Shares       Number of Shares        Consideration to be
    Class       per Share        Authorized        Proposed to be issued      Received Therefor
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
    Common      $  NPV             10,000                  1,000                 $   1,000
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    --------------------------------------------------------------------------------------------

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                                                                       TOTAL     $   1,000

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    Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
    (If not sufficient space to cover this point, add one or more sheets of this size.)



                                    (over)
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5.  OPTIONAL:  (a) Number of directors constituting the initial board of directors of the corporation: _____________________
               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                   Name                     Residential Address
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
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
6.  OPTIONAL:  (a) It is estimated that the value of all property to be owned by the
                   corporation for the following year wherever located will be:          $ ____________
               (b) It is estimated that the value of the property to be located within
                   the State of Illinois during the following year will be:              $ ____________
               (c) It is estimated that the gross amount of business that will be
                   transacted by the corporation during the following year will be:      $ ____________
               (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                   the following year will be:                                           $ ____________

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7.  OPTIONAL:  OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

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8.                 NAMES(S) & ADDRESS(ES) OF INCORPORATOR(S)

    The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated  January 17, 1992

          SIGNATURE AND NAME                         ADDRESS

1. /s/ DIANNE M. CHIAPPETTI             1. 30 South Wacker Drive
   ---------------------------------       ------------------------------------
   Signature                               Street

   Dianne M. Chiappetti                    Chicago,          IL         60606
   ---------------------------------       ------------------------------------
   (Type or Print Name)                    City/Town        State      Zip Code

2.                                      2.
   ---------------------------------       ------------------------------------
   Signature                               Street

   ---------------------------------       ------------------------------------
   (Type or Print Name)                    City/Town        State      Zip Code

3.                                      3.
   ---------------------------------       ------------------------------------
   Signature                               Street

   ---------------------------------       ------------------------------------
   (Type or Print Name)                    City/Town        State      Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him and attested by its Secretary or Assistant Secretary.

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                                 FEE SCHEDULE

o The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

o  The filing fee is $75.

o  The minimum total due (franchise tax + filing fee) is $100.
   (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667).

o The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State        Springfield, IL 62756
Department of Business Services    Telephone (217) 782-6961